Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS ANNOUNCES RESULTS FOR
FIRST QUARTER 2009
•	Consolidated operating revenues of $961 million

•	Consolidated operating income before depreciation and amortization or OIBDA of $245 million

•	Net subscriber additions of 266,000

•	Consolidated net income of $71 million, or $0.43 per basic share

•	Launched 6MM POPs in Northeast Region of Brazil
RESTON, Va. — April 23, 2009 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the first quarter of 2009. During the quarter, the Company added 266,000 net subscribers to its network, bringing its ending subscriber base to 6.5 million, a 28% increase in the ending subscriber base compared to the end of first quarter 2008. Financial results for the first quarter included consolidated operating revenues of $961 million, a 3% decrease as compared to the first quarter of 2008, and consolidated operating income before depreciation and amortization, or OIBDA, of $245 million for the year, a 14% decrease over the same period last year.
The financial results for the first quarter of 2009 reflect significantly lower average exchange rates for currencies in the Company’s Latin American markets compared to the average exchange rates that prevailed in the first quarter of 2008. Comparing the Company’s results for the first quarter of 2009 with the results for the first quarter of 2008 on a constant currency basis, which adjusts the first quarter results using the same average currency exchange rates for first quarter of 2009 and 2008, respectively, operating revenues grew by 23% and OIBDA grew by 34% compared to the first quarter of 2008. For the first quarter 2009, the Company generated net income of $71 million, or $0.43 per basic share.
During the period, the Company extended its network coverage to an additional 6 million people in Brazil as a part its geographic expansion in the Northeast Region of that country. The Company reported first quarter 2009 capital expenditures of $169 million.

“NII delivered a solid overall performance for the quarter despite the difficult economic environment that we faced during the period. The demand for our services met our expectations as evidenced by healthy levels of gross additions, but the weaker economies in some of our markets, particularly in Mexico and Argentina, caused an increase in churn.” said Steve Dussek, NII Holdings’ Chief Executive Officer. “Even with these challenges, our revenues increased by 23% and our OIBDA increased by 34% compared to the first quarter of last year when our results are compared on a constant currency basis. We added 266,000 net subscribers which resulted in an ending subscriber base of 6.5 million, up 28% over the same period last year. We remain focused upon our profitable growth strategy, bringing our world class services to high quality customers, while focusing on the metrics that drive our business. We believe that this approach will position NII to seize opportunities and to build long-term value.”
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $42 for the first quarter 2009. On a constant currency basis, ARPU declined by 6% over the same period last year. The Company also reported churn of 2.1% for the first quarter, an increase over the 1.8% churn level in the first quarter 2008 reflecting the weakening economic conditions in its markets, primarily in Mexico. Consolidated cost per gross add, or CPGA, was $254 for the first quarter 2009, a significant improvement over the first quarter 2008 reflecting the impact of lower handset subsidies and lower currency exchange rates.
“We believe that we are well positioned to meet the challenges posed by the current economic conditions,” said Gokul Hemmady, NII’s Vice President and Chief Financial Officer. “We have successfully navigated through these challenges in our business in the past and we are confident that we can be successful in this environment through our focus on strong execution and profitable growth, which we believe will enhance our long-term value. This strategy requires a disciplined approach to growth and a focus on the fundamentals in order to maintain or improve the health of our business. We believe that there are tremendous opportunities for growth and profitability in our markets, and with our business approach, strong liquidity position and capital structure, we are in a great position to pursue these opportunities.”
The Company ended the year with approximately $2.2 billion in total long-term debt, which includes $1.55 billion face amount of convertible notes, $396 million in syndicated loan facilities, and $220 million in local currency tower financing obligations, capital leases and other obligations. With year-end consolidated cash and cash equivalents of $1.2 billion and short-term investments of $22 million, the Company’s net debt at the end of the year was $987 million.
As previously announced in its press release on April 6, 2009, the Company revised its outlook for net subscriber additions for the full year 2009 to a range of 1.1 million to 1.2 million, down from its previous estimate of 1.275 million to 1.35 million net subscriber additions for the year. At this time, the Company is not revising its 2009 outlook for consolidated operating revenues or operating income before depreciation and amortization (OIBDA). The Company’s 2009 outlook for consolidated operating revenue remains in the range of $4.1 billion to $4.3 billion, and its 2009 outlook for OIBDA remains in the range of $1.0 billion to $1.1 billion. The Company’s OIBDA outlook includes the impact of approximately $70 million of non-cash stock option compensation expense.
Because of its revised outlook for net subscriber additions for the year, the Company is reducing its 2009 capital expenditure outlook to a range of $750 million to $800 million, down from its previous estimate of $800 million to $850 million.
The Company’s 2009 outlook is predicated on a number of assumptions including the assumption that foreign exchange rates and general economic conditions in its markets will remain relatively stable during the year. Additionally, the information regarding the Company’s outlook and objectives for 2009 is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including NII’s annual report on Form 10-K for the year ended December 31, 2008, as well as our other filings with the SEC.

Our current and prior period results prepared in accordance with GAAP provided throughout this press release reflect the impact of adoption of FASB Staff Position APB 14-1: Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including partial Cash Settlement), or FSP APB 14-1, in the first quarter of 2009.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and Net Debt, as well as information based on consolidated operating revenues, consolidated OIBDA and consolidated ARPU that are compared on a constant currency basis, which adjusts our first quarter results using the same average currency exchange rates for first quarter of 2009 and 2008, respectively. These measures and the amounts reported on a constant currency basis are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter 2009 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect(TM), a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating and financial results described in the 2009 guidance, the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve, the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar, the risk that our network technologies will not perform properly or support the services our customers want or need including the risk that technology developments to support our services will not be timely delivered, the risk that customers in the markets we serve will not find our services attractive, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which was filed on February 26, 2009, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008
Operating revenues
Service and other revenues	$910.3	$947.8
Digital handset and accessory revenues	51.0	45.4

	961.3	993.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	255.9	258.5
Cost of digital handset and accessory sales	145.3	134.7
Selling, general and administrative	315.0	314.1
Depreciation	86.4	86.3
Amortization	6.5	7.9

	809.1	801.5

Operating income	152.2	191.7

Other income (expense)
Interest expense, net	(44.6)	(52.0)
Interest income	12.6	18.9
Foreign currency transaction (losses) gains, net	(7.3)	2.9
Other expense, net	(1.6)	(4.5)

	(40.9)	(34.7)

Income before income tax provision	111.3	157.0
Income tax provision	(40.7)	(50.2)

Net income	$70.6	$106.8

Net income per common share, basic	$0.43	$0.63

Net income per common share, diluted	$0.43	$0.62

Weighted average number of common shares outstanding, basic	165.8	169.4

Weighted average number of common shares outstanding, diluted	166.0	178.0

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	March 31,	December 31,
	2009	2008
	(unaudited)
Cash and cash equivalents	$1,156.5	$1,243.3
Short-term investments	21.9	82.0
Accounts receivable, less allowance for doubtful accounts of $34.3 and $27.9	468.8	454.8
Property, plant and equipment, net	1,932.0	1,892.1
Intangible assets, net	300.6	317.9
Total assets	5,075.0	5,093.4
Long-term debt, including current portion	2,150.3	2,133.1
Total liabilities	3,154.1	3,181.3
Stockholders’ equity	1,920.9	1,912.1

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(Unaudited)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	March 31,
	2009	2008
Total digital subscribers (as of March 31)	6,465.9	5,050.3
Net subscriber additions	266.3	321.7
Churn (%)	2.11%	1.84%

Average monthly revenue per handset/unit in service (ARPU) (1)	$42	$58

Cost per gross add (CPGA) (1)	$254	$330
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2009	2008
Operating revenues
Service and other revenues	$427.4	$493.3
Digital handset and accessory revenues	17.6	15.1

	445.0	508.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	83.6	97.3
Cost of digital handset and accessory sales	88.3	79.5
Selling, general and administrative	119.0	139.8

Segment earnings	154.1	191.8
Management fee	7.9	8.4
Depreciation and amortization	39.0	46.1

Operating income	$107.2	$137.3

Total digital subscribers (as of March 31)	2,816.0	2,269.7
Net subscriber additions	89.7	129.9
Churn (%)	2.52%	2.29%

ARPU (1)	$47	$68

CPGA (1)	$306	$425

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2009	2008
Operating revenues
Service and other revenues	$297.3	$286.3
Digital handset and accessory revenues	18.8	15.2

	316.1	301.5

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	105.1	100.5
Cost of digital handset and accessory sales	29.3	28.0
Selling, general and administrative	93.7	91.6

Segment earnings	88.0	81.4
Depreciation and amortization	33.4	32.0

Operating income	$54.6	$49.4

Total digital subscribers (as of March 31)	1,938.9	1,395.9
Net subscriber additions	127.2	106.4
Churn (%)	1.37%	1.32%

ARPU (1)	$45	$61

CPGA (1)	$225	$288
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2009	2008
Operating revenues
Service and other revenues	$124.2	$115.0
Digital handset and accessory revenues	8.0	11.0

	132.2	126.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below	44.8	41.3
Cost of digital handset and accessory sales	13.5	16.9
Selling, general and administrative	32.1	28.4

Segment earnings	41.8	39.4
Depreciation and amortization	9.8	8.7

Operating income	$32.0	$30.7

Total digital subscribers (as of March 31)	978.3	851.0
Net subscriber additions	11.3	38.5
Churn (%)	2.13%	1.49%

ARPU (1)	$36	$39

CPGA (1)	$202	$194

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended
	March 31,
	2009	2008
Operating revenues
Service and other revenues	$58.9	$51.7
Digital handset and accessory revenues	6.6	4.2

	65.5	55.9

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	21.1	18.5
Cost of digital handset and accessory sales	13.4	9.8
Selling, general and administrative	21.6	15.6

Segment earnings	9.4	12.0
Depreciation and amortization	7.3	4.9

Operating income	$2.1	$7.1

Total digital subscribers (as of March 31)	703.9	520.9
Net subscriber additions	35.2	44.0
Churn (%)	2.43%	1.77%

ARPU (1)	$26	$32

CPGA (1)	$156	$158
NII Holdings, Inc. – Impact of Foreign Currency Fluctuations (1)

	1Q 2008 to 1Q 2009	1Q 2008 to 1Q 2009
	Actual Growth Rate	Normalized Growth Rate
Consolidated:
Operating revenues	(3)%	23%
Operating income before depreciation and amortization	(14)%	34%
Average monthly revenue per handset/unit in service (ARPU)	(27)%	(6)%
Nextel Mexico:
Operating revenues	(12)%	16%
Segment earnings	(20)%	24%
Average monthly revenue per handset/unit in service (ARPU)	(32)%	(10)%
Nextel Brazil:
Operating revenues	5%	40%
Segment earnings	8%	68%
Average monthly revenue per handset/unit in service (ARPU)	(25)%	(1)%
Nextel Argentina:
Operating revenues	5%	18%
Segment earnings	6%	30%
Average monthly revenue per handset/unit in service (ARPU)	(8)%	4%

(1)	For information regarding ARPU, CPGA and the impact of foreign currency fluctuations, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2009 and 2008” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(UNAUDITED)
Consolidated Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2009	2008
Consolidated operating income	$152.2	$191.7
Consolidated depreciation	86.4	86.3
Consolidated amortization	6.5	7.9

Consolidated operating income before depreciation and amortization	$245.1	$285.9

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2009	2008
Consolidated service and other revenues	$910.3	$947.8
Less: consolidated analog revenues	(0.9)	(1.4)
Less: consolidated other revenues	(105.6)	(104.4)

Total consolidated subscriber revenues	$803.8	$842.0

ARPU calculated with subscriber revenues	$42	$58

ARPU calculated with service and other revenues	$48	$65

Nextel Mexico

	Three Months Ended
	March 31,
	2009	2008
Service and other revenues	$427.4	$493.3
Less: analog revenues	(0.4)	(0.6)
Less: other revenues	(39.4)	(41.0)

Total subscriber revenues	$387.6	$451.7

ARPU calculated with subscriber revenues	$47	$68

ARPU calculated with service and other revenues	$51	$75

Nextel Brazil

	Three Months Ended
	March 31,
	2009	2008
Service and other revenues	$297.3	$286.3
Less: analog revenues	(0.5)	(0.7)
Less: other revenues	(43.2)	(42.8)

Total subscriber revenues	$253.6	$242.8

ARPU calculated with subscriber revenues	$45	$61

ARPU calculated with service and other revenues	$53	$71

Nextel Argentina

	Three Months Ended
	March 31,
	2009	2008
Service and other revenues	$124.2	$115.0
Less: other revenues	(18.0)	(16.7)

Total subscriber revenues	$106.2	$98.3

ARPU calculated with subscriber revenues	$36	$39

ARPU calculated with service and other revenues	$43	$46

Nextel Peru

	Three Months Ended
	March 31,
	2009	2008
Service and other revenues	$58.9	$51.7
Less: other revenues	(4.8)	(4.0)

Total subscriber revenues	$54.1	$47.7

ARPU calculated with subscriber revenues	$26	$32

ARPU calculated with service and other revenues	$29	$35

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	March 31,
	2009	2008
Consolidated digital handset and accessory revenues	$51.0	$45.4
Less: consolidated uninsured replacement revenues	(3.3)	(1.8)

Consolidated digital handset and accessory revenues, net	47.7	43.6
Less: consolidated cost of handset and accessory sales	145.3	134.7

Consolidated handset subsidy costs	97.6	91.1
Consolidated selling and marketing	112.3	127.0

Costs per statement of operations	209.9	218.1
Less: consolidated costs unrelated to initial customer acquisition	(39.9)	(23.3)

Customer acquisition costs	$170.0	$194.8

Cost per Gross Add	$254	$330

Nextel Mexico

	Three Months Ended
	March 31,
	2009	2008
Digital handset and accessory revenues	$17.6	$15.1
Less: uninsured replacement revenues	(2.1)	(1.9)

Digital handset and accessory revenues, net	15.5	13.2
Less: cost of handset and accessory sales	88.3	79.5

Handset subsidy costs	72.8	66.3
Selling and marketing	53.7	73.1

Costs per statement of operations	126.5	139.4
Less: costs unrelated to initial customer acquisition	(34.7)	(19.6)

Customer acquisition costs	$91.8	$119.8

Cost per Gross Add	$306	$425

Nextel Brazil

	Three Months Ended
	March 31,
	2009	2008
Digital handset and accessory revenues	$18.8	$15.2
Less: uninsured replacement revenues	(1.2)	—

Digital handset and accessory revenues, net	17.6	15.2
Less: cost of handset and accessory sales	29.3	28.0

Handset subsidy costs	11.7	12.8
Selling and marketing	37.7	35.4

Costs per statement of operations	49.4	48.2
Less: costs unrelated to initial customer acquisition	(3.5)	(2.3)

Customer acquisition costs	$45.9	$45.9

Cost per Gross Add	$225	$288

Nextel Argentina

	Three Months Ended
	March 31,
	2009	2008
Digital handset and accessory revenues, net	$8.0	$11.0
Less: cost of handset and accessory sales	13.5	16.9

Handset subsidy costs	5.5	5.9
Selling and marketing	10.1	9.7

Costs per statement of operations	15.6	15.6
Less: costs unrelated to initial customer acquisition	(0.8)	(0.9)

Customer acquisition costs	$14.8	$14.7

Cost per Gross Add	$202	$194

Nextel Peru

	Three Months Ended
	March 31,
	2009	2008
Digital handset and accessory revenues, net	$6.6	$4.2
Less: cost of handset and accessory sales	13.4	9.8

Handset subsidy costs	6.8	5.6
Selling and marketing	7.3	6.1

Costs per statement of operations	14.1	11.7
Less: costs unrelated to initial customer acquisition	(0.8)	(0.6)

Customer acquisition costs	$13.3	$11.1

Cost per Gross Add	$156	$158

Net Debt
Net debt represents the total face amount of our long-term debt (which does not give effect to the adjustment required by FSP APB 14-1) less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of March 31, 2009 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,018.3
Add: reduction to long-term debt pursuant to implementation of FSP APB 14-1	147.1
Less: cash and cash equivalents	(1,156.5)
Less: short-term investments	(21.9)

Net debt	$987.0

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures from the first quarter of 2008 to the same period in 2009 by (i) adjusting the relevant measures for the first quarter of 2008 to levels that would have resulted if the average foreign currency exchange rates in the first quarter of 2008 were the same as the average foreign currency exchange rates that were in effect in the first quarter of 2009 and (ii) by comparing the actual and adjusted 2008 financial measures to the similar financial measures for the first quarter of 2009 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization and average monthly revenue per handset/unit in service on a consolidated basis and for Nextel Mexico, Nextel Brazil and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended March 31, 2009 and 2008. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2009 and 2008 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance in the first quarter of 2008 compared to the first quarter of 2009 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in millions, except ARPU)

	Three Months Ended March 31,
					1Q 2008	1Q 2008
					to 1Q 2009	to 1Q 2009
		2008	2008		Actual Growth	Normalized
	2008 Actual	Adjustment (1)	Normalized (1)	2009 Actual	Rate (2)	Growth Rate (3)
Consolidated:
Operating revenues	$993.2	$(214.6)	$778.6	$961.3	(3)%	23%
Operating income before depreciation and amortization	285.9	(103.3)	182.6	245.1	(14)%	34%
Average monthly revenue per handset/unit in service (ARPU)	58	(13)	45	42	(27)%	(6)%
Nextel Mexico:
Operating revenues	$508.4	$(125.4)	$383.0	$445.0	(12)%	16%
Segment earnings	191.8	(67.5)	124.3	154.1	(20)%	24%
Average monthly revenue per handset/unit in service (ARPU)	68	(16)	52	47	(32)%	(10)%
Nextel Brazil:
Operating revenues	$301.5	$(75.1)	$226.4	$316.1	5%	40%
Segment earnings	$81.4	(29.1)	52.3	88.0	8%	68%
Average monthly revenue per handset/unit in service (ARPU)	61	(16)	45	45	(25)%	(1)%
Nextel Argentina:
Operating revenues	$126.0	$(13.7)	$112.3	$132.2	5%	18%
Segment earnings	$39.4	(7.2)	32.2	41.8	6%	30%
Average monthly revenue per handset/unit in service (ARPU)	39	(4)	35	36	(8)%	4%

(1)	The 2008 Normalized amounts reflect the impact of applying the monthly average foreign currency exchange rates for each of the three months ended March 31, 2009 to the operating revenues earned in foreign currencies and to the other components of each of the 2008 actual financial measures shown above for the three months ended March 31, 2008, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the column “2008 Adjustment” reflect the amount determined by subtracting the 2008 Normalized amounts calculated as described in the preceding sentence from the 2008 Actual amounts and reflect the impact of the year over year change in the average foreign currency exchange rates on each of the financial measures for 2008. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2008 and 2009 for purposes of these calculations were as follows:

	2008			2009
	January	February	March	January	February	March
Mexican peso	10.92	10.79	10.73	13.84	14.52	14.74
Brazilian real	1.77	1.73	1.71	2.31	2.31	2.31
Argentine peso	3.15	3.16	3.16	3.46	3.51	3.66
(2)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2008 Actual column with those in the 2009 Actual column.

(3)	The percentage amounts in this column reflect the growth rate for each of the financial measures comparing the amounts in the 2008 Normalized column with those in the 2009 Actual column.